[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.40
Amendment #3
Cooperative Research and Development Agreement #11-1-00006
“Clinical Development of Exelixis Inc.’s Proprietary Cabozantinib (XL184), a MET and Vascular Endothelial Growth Factor Receptor 2 (VEGFR2)/Kinase Insert Domain Receptor (KDR) inhibitor, as an Anti-Cancer Agent”
The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA). These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect. Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute and the other is to remain with the Collaborator.
The aforementioned CRADA shall be amended as follows:

1.	Article 2, Definitions, will be amended to add:
“Quality Technical Agreement or QTA” means the agreement setting forth in detail the quality assurance arrangements and procedures for the manufacture and supply of the Investigational Agent.”

“Regulatory Authority” means any governmental authority that has responsibility in its applicable jurisdiction over the testing, development, manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale, or other commercialization of pharmaceutical products in a given jurisdiction, including but not limited to the FDA and EMA.”

2.	The second sentence of Section 3.8.1 is hereby deleted in its entirety and replaced with the following:
“Investigational Agent should be suitable for shipment to all countries and sites participating in DCTD-sponsored clinical trials approved under this CRADA. Investigational Agent will be provided in accordance with the Quality Technical Agreement.”

3.	Section 3.8.2 is hereby deleted in its entirety and replaced with the following:
“DCTD will provide updated forecasts of amounts of Investigational Agent anticipated for ongoing and anticipated clinical studies under mutually agreed upon Protocol(s) and, in any event, will notify Collaborator of the quantity of Investigational Agent required to maintain adequate supply for each clinical study to be conducted under such Protocol(s) at least [*] before the date on which Collaborator is required to supply such Investigational Agent for use in such studies. NCI NSC (National Service Center) numbers are required to be on the drug product label provided by Collaborator to DCTD only. Investigational Agent provided by Collaborator directly to clinical sites outside of the United States are not required to be labeled with the NCI NSC numbers additional labeling and/or other information may be added by the NCI Pharmaceutical Management Branch (PMB) on the label of Investigational Agent for all DCTD-sponsored clinical trials. DCTD is responsible for ensuring that appropriate quality standards and regulatory requirements are met for all such, additional labeling and/or other information, as further detailed in the Quality Technical Agreement.”

4.	Collaborator contact in Section 3.9 shall be replaced with “[*].”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.	Section 4.5 is hereby deleted in its entirety and replaced with the following:
“Annual Reports. DCTD will provide to Collaborator a copy of the Annual Report, or such portion containing Protools using Collaborator’s Investigational Agent concurrently with the submission of the Annual Report to the FDA. Such Annual Reports will be CRADA Data, and will be kept confidential by the Parties in accordance with Article 8.”

6.	All instances of “FDA” in Sections 3.9 and 3.11shall be replaced with “FDA and/or other Regulatory Authority”.

7.	Instances of “21 CFR 312.33” shall be replaced with “21 CFR 312.33, and any applicable local regulatory regulations or guidances”.
Signatures begin on next page

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ACCEPTED AND AGREED TO:

For the National Cancer Institute

/s/ James H. Doroshow	5/16/2018
James H. Doroshow, M.D.	Date
Deputy Director, NCI

For Collaborator:
Exelixis Inc.

/s/ Gisela M. Schwab	5/29/2018
Gisela M. Schwab, M.D. President, Product Development and Medical Affairs, CMO	Date

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.